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                                                                   EXHIBIT 10.9

                             STOCKHOLDERS AGREEMENT


                  STOCKHOLDERS AGREEMENT (the "Agreement") dated as of June 13, 1996, among International Manufacturing Services, Inc., a Delaware corporation (the "Company"), Prudential Private Equity Investors III, L.P., a Delaware limited partnership ("PPEI"), Oak Investment Partners VI, L.P., a California limited partnership, Oak VI Affiliates Fund, L.P., a California limited partnership (collectively with Oak Investment Partners VI, L.P., "Oak"), the Investor Stockholders listed on the signature pages hereof (collectively, with PPEI and Oak, the "Investor Stockholders"), Maxtor Corporation, a Delaware corporation ("Maxtor"), and the Management Stockholders listed on the signature pages hereof (collectively, the "Management Stockholders"). Maxtor, the Management Stockholders and the Investor Stockholders are referred to herein collectively as the "Stockholders".

                                    RECITALS


                         (a) Certain of the Stockholders, have entered into a
Recapitalization Agreement with the Company, dated as of the date hereof (the "Recapitalization Agreement") (capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Recapitalization Agreement), pursuant to which the Investor Stockholders, simultaneously with the execution hereof, are purchasing from the Company the number of shares of Series A Convertible Preferred Stock, par value $.001 per share, and Series B Convertible Preferred Stock, par value $.001 per share (collectively, the "Preferred Stock"), and Class A Common Stock, par value $.001 per share, and Class B Common Stock, par value $.001 per share (collectively, the "Common Stock") of the Company set forth opposite each of their respective names on
Schedule I hereto. After giving effect to the Redemption Agreement (as defined in the Recapitalization Agreement) and the transactions contemplated thereby and by the Recapitalization Agreement, Maxtor will hold the number of shares of Common Stock of the Company set forth opposite its name on Schedule I hereto. In addition, pursuant to the Stock Plan the Management Stockholders have the right to acquire the shares of Common Stock set forth opposite their names on Schedule I hereto. The shares of Common Stock which the Stockholders own or have the right to acquire immediately after giving effect to the Recapitalization Agreement and the transactions contemplated thereby are referred to herein collectively as the "Initial Shares".

                         (b) As of the date of this Agreement, the Preferred
Stock purchased by each Investor Stockholder pursuant to the Recapitalization Agreement entitles its holder to receive, upon conversion thereof, the number of shares of the Common Stock as is set forth opposite such holders name on
Schedule I, which number of shares are subject to adjustment in accordance with the provisions of Article Fourth of the Restated Certificate of Incorporation of the Company (the "Articles").

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                         (c) The Company desires to grant to the Stockholders
certain registration rights with respect to its Common Stock and rights of first refusal to purchase its equity securities and any other Equity Equivalents (as hereinafter defined) upon any proposed issuance thereof.

                         (d) The Stockholders believe that it is in the best
interests of the Company and the Stockholders that provision be made for the continuity and stability of the business and policies of the Company and desire to make certain arrangements among themselves with respect to sales of the Company's securities and the election of directors of the Company, and with respect to certain other matters.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

               1. Right of First Refusal on Company's Issuance of Equity Equivalents.

                    (a) If at any time the Company wishes to issue any equity securities (including, without limitation, Common Stock) or any options, warrants or other rights to acquire equity securities (collectively, "Equity Equivalents") to any person or persons, the Company shall promptly deliver a notice of intention to sell (the "Company's Notice of Intention to Sell") to each of the Investor Stockholders and Maxtor setting forth a description of the Equity Equivalents to be sold and the proposed purchase price and terms of sale. Upon receipt of the Company's Notice of Intention to Sell, each Investor Stockholder and Maxtor shall have the right to elect to purchase, at the price and on the terms stated in the Company's Notice of Intention to Sell, a number of the Equity Equivalents equal to such person's aggregate proportionate ownership of Common Stock and rights to acquire Common Stock (calculated on a fully-diluted basis assuming all holders of then outstanding warrants, options and convertible securities of the Company (including the Preferred Stock) had converted such securities or exercised such warrants or options immediately prior to the delivery of the Company's Notice of Intention to Sell) held by all stockholders of the Company multiplied by the number of Equity Equivalents to be issued. Such election is to be made by each of the Investor Stockholders and/or Maxtor by written notice to the Company within fifteen (15) days after receipt by such Investor Stockholder of the Company's Notice of Intention to Sell (the "Acceptance Period for Equity Equivalents"). Each Investor Stockholder and Maxtor shall also have the option, exercisable by so specifying in such written notice, to purchase on a pro rata basis similar to that described above, any remaining Equity Equivalents not purchased by other Investor Stockholders or Maxtor, in which case the person(s) exercising such further option shall be deemed to have elected to purchase such remaining Equity Equivalents on such pro rata basis as described above (provided that the denominator used to determine pro rata ownership shall be the number of shares of Common Stock, determined on a fully diluted basis, held by all holders exercising such further option). In the event that the Equity Equivalents to be issued at any time as contemplated by this Section 1 are either voting securities of the Company or securities which are convertible, exercisable or otherwise exchangeable for voting securities of the Company and for any reason any Investor Stockholder determines in its sole discretion that it would be detrimental to such Investor Stockholder or its affiliates to purchase such securities as provided for hereby, then the Company

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shall make available to such Investor Stockholder an amount of alternative securities equal to the amount of such Equity Equivalents as such Investor Stockholder is entitled to purchase pursuant to the terms hereof which are identical to such Equity Equivalents in all respects except for the fact that such alternate securities shall be non-voting securities or convertible, exercisable or otherwise exchangeable for non-voting securities (the "Alternative Securities"); provided further that if such Alternative Securities are nonvoting securities, such securities will be convertible into voting securities upon the occurrence of such events as are specified by such Investor Stockholder.

                    (b) If effective acceptances shall not be received pursuant to Section 1(a) above in respect of all Equity Equivalents or Alternative Securities, then the Company may, at its election, during a period of ninety
(90) days following the expiration of the Acceptance Period for Equity Equivalents, sell and issue all of the offered Equity Equivalents not elected to be purchased pursuant to Section 1(a) above to another person at a price and upon terms not more favorable to such person than those stated in the Company's Notice of Intention to Sell; provided, however, that failure by any Investor Stockholder or Maxtor to exercise its option to purchase with respect to one offering, sale and issuance of Equity Equivalents shall not affect its option to purchase Equity Equivalents or rights to acquire Equity Equivalents in any subsequent offering, sale and purchase. In the event the Company has not sold the Equity Equivalents, or entered into a binding agreement to sell the Equity Equivalents, within such ninety (90) day period, the Company shall not thereafter issue or sell any Equity Equivalents without first offering such securities to the Investor Stockholders and Maxtor in the manner provided in
Section 1(a) hereof.

                    (c) If any Investor Stockholder or Maxtor gives the Company notice, pursuant to the provisions of this Section 1, that such Investor Stockholder or Maxtor desires to purchase any of the Equity Equivalents or Alternative Securities, payment therefor shall be by check or wire transfer, against delivery of the securities at the executive offices of the Company within fifteen (15) days after giving the Company such notice (or such later time as may be necessary to allow compliance with applicable laws and regulations governing such sale), or, if later, the closing date as mutually agreed between the Company and such person for the sale of such Equity Equivalents or Alternative Securities. In the event that any such proposed issuance is for a consideration other than cash, any Investor Stockholder or Maxtor will be entitled to pay cash for each share or other unit, in lieu of such other consideration, in the amount determined in good faith by the Board of Directors of the Company (the "Board") to constitute the fair value of such consideration other than cash to be paid per share or other unit.

                    (d) The right of first refusal contained in this Section 1 shall not apply to (i) the issuance of shares of Equity Equivalents as a stock dividend or upon any subdivision or stock split of the outstanding shares of Common Stock; (ii) the issuance of shares of Equity Equivalents upon conversion of any shares of convertible securities (including, without limitation, the Preferred Stock); (iii) the issuance of shares of Equity Equivalents to officers, directors and other employees of the Company pursuant to stock options outstanding as of the date hereof to purchase up to 1,710,000 shares of Common Stock and pursuant to the exercise of options to purchase up to 525,000 shares of Common Stock that may be issued subsequent to the date hereof to such persons, in each case that are issued pursuant to the Stock Plan; (iv) the issuance of up to 200,000 shares of



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Common Stock (as such number is proportionately adjusted for stock splits, combinations and dividends payable in Common Stock) pursuant to the warrant to purchase Common Stock which was issued to Maxtor on the date hereof; (v) the issuance of Common Stock upon a Qualifying Public Offering or (vi) the issuance of Equity Equivalents in connection with any joint venture, acquisition, credit facility, lease or debt financing to the extent such joint venture, acquisition, credit facility, lease or debt financing is approved by the Board.

                    (e) For purposes of this Agreement, a "Qualifying Public Offering" means an underwritten initial public offering (underwritten by an investment banking firm or firms of national reputation) involving shares of the Company's Common Stock (1) providing aggregate gross proceeds (before deducting underwriting discounts and expenses) to the Company and any selling stockholders of at least $30 million and (2) at a public offering price per share equal to
(i) 200% of the Conversion Price (as defined in the Company's Certificate of Incorporation) of the Company's Preferred Stock, if such initial public offering is consummated before the first anniversary of the date hereof, or (ii) 300% of the Conversion Price (as defined in the Company's Certificate of Incorporation) of the Company's Preferred Stock.

                    (f) The Company, Maxtor and each of the Management Stockholders represents and warrants that it is not a party to any agreement (other than any agreement that will terminate or be superseded by this Agreement upon execution by such person of this Agreement) other than this Agreement with any persons relating to any right of first refusal or preemptive right upon issuances of Equity Equivalents.

                  2. Right of First Refusal on Sale of Maxtor Shares.

                    (a) If Maxtor wishes to sell or transfer all or any portion of its Common Stock, rights to acquire Common Stock or other equity securities of the Company, Maxtor shall promptly deliver a notice of intention to sell (a "Maxtor Notice of Intention to Sell") to the Company and to each Investor Stockholder setting forth the securities to be sold ("Subject Securities") and the proposed purchase price and terms of sale. Upon receipt of the Maxtor Notice of Intention to Sell, each Investor Stockholder shall have the right to elect to purchase at the price and on the terms stated in the Maxtor Notice of Intention to Sell, a pro rata portion of the Subject Securities (calculated on a fully-diluted basis assuming all holders of then outstanding warrants, options and convertible securities of the Company (including the Preferred Stock) had converted such securities or exercised such warrants or options immediately prior to the delivery of the Maxtor Notice of Intention to Sell) equal to a fraction the numerator of which is such Investor Stockholder's aggregate proportionate ownership of Common Stock, Preferred Stock and rights to acquire Common Stock (calculated on a fully-diluted basis assuming all holders of then outstanding warrants, options and convertible securities of the Company (including the Preferred Stock) had converted such securities or exercised such warrants or options immediately prior to delivery of the Maxtor Notice of Intention to Sell) and the denominator of which is the aggregate proportionate ownership of Common Stock, Preferred Stock and rights to acquire Common Stock (calculated on a fully-diluted basis assuming all holders of then outstanding warrants, options and convertible securities of the Company (including the Preferred Stock) had converted such securities or exercised such warrants or options immediately


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prior to the Maxtor Notice of Intention to Sell) held by all the Investor
Stockholders. Such election is to be made by each of the Investor Stockholders by written notice to the Company and Maxtor within fifteen (15) days after receipt by such Investor Stockholder of the Maxtor Notice of Intention to Sell (the "Acceptance Period"). Each Investor Stockholder shall also have the option, exercisable by so specifying in such written notice, to purchase on a pro rata basis similar to that described above, any remaining Subject Securities not purchased by other Investor Stockholders, in which case the Investor Stockholders exercising such further option shall be deemed to have elected to purchase such remaining Subject Securities on such pro rata basis as described above (provided that the denominator used to determine pro rata ownership shall be the number of shares of Common Stock, determined on a fully diluted basis, held by all holders exercising such further option).

                    (b) If effective acceptances shall not be received pursuant to Section 2(a) above in respect of all Subject Securities, then Maxtor may, at its election, during a period of one hundred and twenty (120) days following the expiration of the Acceptance Period, sell all of the Subject Securities not elected to be purchased pursuant to Section 2(a) above to another person at a price and upon terms not more favorable to such person than those stated in Maxtor's Notice of Intention to Sell; provided, however, that failure by any Investor Stockholder to exercise its option to purchase with respect to one offering and sale of Subject Securities shall not affect its option to purchase Subject Securities or rights to acquire Subject Securities in any subsequent offering, sale and purchase. In the event Maxtor has not sold the Subject Securities, or entered into a binding agreement to sell the Subject Securities, within such one hundred and twenty (120) day period, Maxtor shall not thereafter sell any Common Stock, rights to acquire Common Stock or other equity securities of the Company, without first offering such securities to the Investor Stockholders in the manner provided in Section 2(a) hereof.

                    (c) If any Investor Stockholder gives Maxtor notice, pursuant to the provisions of this Section 2, that such Investor Stockholder desires to purchase any of the Subject Securities, payment therefor shall be by check or wire transfer, against delivery of the securities at the executive offices of Maxtor within fifteen (15) days after giving Maxtor such notice, or, if later, the closing date as mutually agreed between Maxtor and such Investor Stockholder for the sale of such Subject Securities. In the event that any such proposed sale for a consideration other than cash, any Investor Stockholder will be entitled to pay cash for each share or other unit, in lieu of such other consideration, in the amount equal to the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. The fair value of any consideration other than cash and securities shall be determined jointly by Maxtor and the Investor Stockholders. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by Maxtor and the Investor Stockholders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne equally by the Investor Stockholders and Maxtor. As used in this Section 2, "Market Price" with respect to any security shall mean the average of the closing prices of such security's sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest



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bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 11 days consisting of the day as of which "Market Price" is being determined and the 10 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by Maxtor and the Investor Stockholders.
If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by Maxtor and the Investor Stockholders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne equally by the Investor Stockholders and Maxtor.

                    (d) This Section 2 shall not apply to any transfer by Maxtor to an Affiliate provided, that any such transferee shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement (including to be subject to this Section 2 on the same terms as Maxtor) and shall be deemed to be a Stockholder for purposes of this Agreement. This Section 2 shall also not apply to a bonafide pledge of securities by Maxtor; provided that, any execution on the pledge such that Maxtor is no longer the record owner of such securities shall be subject to this
Section 2.

                  3. Right of Co-Sale.

                    (a) If any Stockholder (the "Selling Stockholder") wishes to sell or transfer all or any portion of its Common Stock, rights to acquire Common Stock, Preferred Stock or other equity securities of the Company, such Selling Stockholder shall promptly deliver a notice of intention to sell (a "Sale Notice") to the Company and to each other Stockholder setting forth the securities to be sold ("Subject Securities") and the proposed purchase price and terms of sale, which shall be for cash or obligations to pay cash. Upon receipt of the Sale Notice, each other Stockholder shall have the right to elect to sell, at the price and on the terms stated in the Sale Notice, a pro rata portion of the total holdings of Common Stock, Preferred Stock and rights to acquire Common Stock (calculated on a fully-diluted basis assuming all holders of then outstanding warrants, options and convertible securities of the Company (including the Preferred Stock) had converted such securities or exercised such warrants or options immediately prior to the delivery of the Sale Notice) to be sold equal to a fraction the numerator of which is such Stockholder's aggregate proportionate ownership of Common Stock, Preferred Stock and rights to acquire Common Stock (calculated on a fully-diluted basis assuming all holders of then outstanding warrants, options and convertible securities of the Company (including the Preferred Stock) had converted such securities or exercised such warrants or options immediately prior to delivery of the Sale Notice) and the denominator of which is the aggregate proportionate ownership of Common Stock, Preferred Stock and rights to acquire Common Stock (calculated on a fully-diluted basis assuming all holders of then outstanding warrants, options and convertible securities of the Company (including the Preferred Stock) had




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converted such securities or exercised such warrants or options immediately prior to the Sale Notice) held by the Selling Stockholder and the other Stockholders exercising their rights under this Section 3. Such election shall be made by written notice to the Company and the Selling Stockholder within fifteen (15) days after the receipt by such Stockholder of the Sale Notice. For purposes of participating in any such sale of Subject Securities, if any Stockholder is selling Preferred Stock such Stockholder shall be deemed to be selling the Common Stock to which such Preferred Stock relates, at the price and on the terms applicable to the Common Stock being sold by the Selling Stockholder as set forth in the Sale Notice. Any Subject Securities not sold pursuant to the foregoing shall again be subject to the restrictions contained in this Agreement and shall not thereafter be sold, pledged or transferred, except in compliance with the applicable provisions of this Agreement.

                    (b) This Section 3 shall not apply to any transfer (i) for estate planning purposes or by gift to a Management Stockholder's spouse, children or other direct family members or to any trust or family partnership established for the benefit of such person and/or such person's spouse, children, other family members or the estate of any such person, (ii) by Maxtor or an Investor Stockholder to an Affiliate; provided, in each case, that any such transferee shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement and shall be deemed to be a Stockholder for purposes of this Agreement, or (iii) a bonafide pledge of securities by Maxtor; provided that, any execution on the pledge such that Maxtor is no longer the record owner of such securities shall be subject to this Section 3.

                  4. Take-Along Right.

                    (a) If any Stockholder, or group of Stockholders, individually or collectively owning in excess of 50% of the then issued and outstanding Common Stock (treating the Preferred Stock as if it had been converted into Common Stock) (the "Prospective Sellers") shall, in any transaction or series of related transactions, directly or indirectly, propose to sell for cash, cash equivalents or marketable securities all of the stock held by them (the "Required Shares") to a Third Party or Parties (a "Take-along Offer"), the Prospective Sellers may, at their option, require each of the other Stockholders (the "Take-along Stockholders") to sell all the Common Stock and/or Preferred Stock owned or held by such Take-along Stockholders to the Third Party or Parties for the same consideration per share and otherwise on the same terms and conditions upon which the Prospective Sellers shall sell the Required Shares (assuming the conversion of the Preferred Stock); provided that, Maxtor shall not be obligated to sell its Common Stock pursuant to this Section 4 unless in connection with such sale the Maxtor Note is to be repaid in full.

                    (b) (i) The Prospective Sellers shall provide a written notice (the "Take-along Notice") of such Take-along Offer to each of the Take-along Stockholders not later than the twentieth (20th) Business Day prior to the consummation of the sale contemplated by the Take-along Offer. The Take-along Notice shall contain written notice of the exercise of the Prospective Sellers' rights pursuant to Section 4(a), setting forth the consideration per share to be paid by the Third Party or Parties and the other material terms and conditions of the Take-along Offer. Within fifteen (15) Business Days following the date the Take-along Notice is given (or such later time as may be necessary to allow compliance with applicable laws and regulations governing such sale),



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each of the Take-along Stockholders shall deliver to the Prospective Sellers (A)
the certificate or certificates evidencing all the Common Stock and/or Preferred Stock owned or held by such Take-along Stockholder duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to the Prospective Sellers executed by such Take-along Stockholder, and (B) a special irrevocable power-of-attorney authorizing the Prospective Sellers, on behalf of such Take-along Stockholder, to sell or otherwise dispose of such Common Stock and/or Preferred Stock (the "Take-along Shares") pursuant to this Section 4 and to take all such actions as shall be necessary or appropriate in order to consummate such sale or disposition in accordance with the terms and conditions contained in the Take-along Notice.

                    (ii) Within two (2) Business Days after the consummation of the sale of Common Stock and/or Preferred Stock of the Prospective Sellers and the Take-along Stockholders to the Third Party or Parties pursuant to the Take-along Offer, the Prospective Sellers shall remit to each of the Take-along Stockholders the aggregate sales price of the Common Stock and/or Preferred Stock of such Take-along Stockholders sold pursuant thereto (less a pro rata portion of the expenses (including, without limitation, reasonable legal expenses) incurred by the Prospective Sellers in connection with such sale).

                    (iii) If, at the end of the sixty (60) day period following the giving of the Take-along Notice, the Prospective Sellers shall not have completed the sale of all the Required Shares and the Common Stock and/or Preferred Stock delivered to the Prospective Sellers pursuant to Section 4(b)(i), the Prospective Sellers shall return to each of the Take-along Stockholders all certificates evidencing the Common Stock and/or Preferred Stock that such Take-along Stockholder delivered for sale pursuant to this Section 4 and such Take-along Stockholder's related power-of-attorney.

                    (iv) Except as expressly provided in this Section 4, the Prospective Sellers shall have no obligation to any Take-along Stockholder with respect to the sale of any Common Stock or Preferred Stock owned by such Take-along Stockholder in connection with this Section 4. Anything herein to the contrary notwithstanding, the Prospective Sellers shall have no obligation to any Take-along Stockholder to sell or otherwise dispose of the Take-along Shares pursuant to this Section 4 or as a result of any decision by the Prospective Sellers not to accept or consummate any Take-along Offer or sale with respect to the Take-along Shares (it being understood that any and all such decisions shall be made by the Prospective Sellers in their sole discretion). No Take-along Stockholder shall be entitled to make any sale of Common Stock or Preferred Stock directly to any Third Party pursuant to a Take-along Offer (it being understood that all such sales shall be made only on the terms and pursuant to the procedures set forth in this Section 4). Nothing in this Section 4 shall affect any of the obligations of any of the Stockholders under any other provision of this Agreement.

                  5. Sale of the Company.

                    (a) If the Board and the holders of at least a majority of the Preferred Stock approve a Sale of the Company (an "Approved Sale"), the Stockholders will (i) consent to and

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
raise no objections to the Approved Sale or the process pursuant to which the Approved Sale is arranged, (ii) waive any dissenter's rights and similar rights with respect thereto and (iii) if the Approved Sale is structured as a sale of stock, agree to sell their Preferred Stock or Common Stock on the terms and conditions approved by the Board and such holders of the Preferred Stock. The Stockholders will take all necessary and desirable actions in connection with the consummation of any Approved Sale as requested by the Board.

                    (b) The obligations of the Stockholders with respect to the Approved Sale are subject to the satisfaction of the condition that upon the consummation of the Approved Sale, all of the holders of Preferred Stock and Common Stock will receive the same form and amount of consideration per share of Common Stock (treating the Preferred Stock as if it were fully converted), or if any holders of Common Stock or Preferred Stock are given an option as to the form and amount of consideration to be received, all holders will be given the same option and provided that Maxtor shall not be obligated with regard to an Approved Sale hereunder unless the Maxtor Note is to be repaid in full in connection with such Approved Sale.

                    (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction pursuant to which such holders are to receive securities for which Rule 506 (or any similar rule then in effect) promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) (or any similar rule then in effect) promulgated pursuant to the Securities Act) reasonably acceptable to the Company. If any Stockholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative (reasonably acceptable to the Company) and such holder will be responsible for the fees of the purchaser representative so appointed.

                    (d) The rights enumerated in Sections 1 through 4 hereof shall not apply to any Approved Sale.

                  6. Election of Directors. (a) Each Stockholder who is the holder of shares of Preferred Stock, Common Stock or any other capital stock of the Company agrees to vote, in person or by proxy, at any annual or special shareholders' meeting called for such purpose or by shareholders' consent provided in lieu thereof, the shares of capital stock of the Company owned of record or beneficially by such person and entitled to vote thereon, and shall take all other necessary or desirable actions within its control (whether in its capacity as a shareholder, director, member of a committee of the Board or officer of the Company or otherwise), and the Company shall take all necessary and desirable actions within its control, in order to cause:

                       (1) the election to the Board of two (2) individuals (the "PPEI Designated Directors") designated by PPEI, who shall initially be John A. Downer and Mark Rossi, and the election to the Board of two
                                (2)

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                                    individuals (the "Oak Designated Directors")
                                    designated by Oak, one of whom shall
                                    initially be Fredric Harman (the PPEI
                                    Designated Directors and the Oak Designated
                                    Directors shall collectively be referred to as the "Investor Designated Directors");

                           (2) the election to the Board of one (1) individual (the "Maxtor Designated Director" and together with the Investor Designated Directors, the "Designated Directors") designated by Maxtor, who initially shall be Patrick Verderico;

                           (3) the election to the Board of Robert G. Behlman for so long as he remains the Chief Executive Officer of the Company;

                           (4) the election to the Board of two (2) independent directors acceptable to both Oak and PPEI;

                           (5) the removal from the Board (with or without cause) of any PPEI Designated Director, upon PPEI's written request for removal of any such person, but only upon PPEI's written request and under no other circumstances; the removal from the Board (with or without cause) of any Oak Designated Director, upon Oak's written request for removal of any such person, but only upon Oak's written request and under no other circumstances; and the removal from the Board (with or without cause) of any Maxtor Designated Director, upon Maxtor's written request for removal of any such person, but only upon Maxtor's written request and under no other circumstances;

                           (6) in the event that any PPEI Designated Director, Oak Designated Director or Maxtor Designated Director for any reason ceases to serve as a member of the Board during such representative's term of office, the resulting vacancy on the Board to be filled by a representative designated by PPEI, Oak or Maxtor, as the case may be;

                           (7) three (3) Designated Directors (who shall initially be J. Larry Smart, John A. Downer and the Maxtor Designated Director) to be appointed to the Audit Committee of the Board and three (3) Designated Directors (who shall initially be Fredric Harman, Marc Rossi and William J. Almon) to be appointed to the Compensation Committee of the Board and the creation and continued existence of each such committee; and

                           (8) the appointment of each of a PPEI Designated Director and an Oak Designated Director to the Executive Committee of the Board if one shall be formed.

                  Any designee elected pursuant to this Section 6 shall hold office until his or her successor shall have been duly elected and qualified or he or she shall have been earlier removed from said office pursuant to the provision hereof. Notwithstanding any provision to the contrary contained herein, Maxtor's right (the "Board Seat Right") to appoint a Maxtor Designated Director shall terminate upon the repayment of the Maxtor Note and the earlier of (i) the second anniversary of the date hereof or (ii) the date Maxtor ceases to own at least 50% of the Initial Shares. Immediately following such time as Maxtor shall no longer have the Board Seat Right, Maxtor agrees to cause the Maxtor Designated Director to resign from the Board and understands that it may not approve a successor Maxtor Designated Director.

                         (b) The Company agrees to reimburse all Designated
Directors for reasonable travel and other out-of-pocket expenses incurred by each such director in respect of such director's attendance at meetings of the Board or any committee thereof in accordance with Company policy. The Company shall use best efforts to obtain promptly after execution of this Agreement directors and officers insurance in an amount equal to that obtained by companies engaged in a substantially similar business as the Company and to keep such insurance in effect for so long as any Designated Director shall serve on the Board.

                         (c) The Company and each of the Stockholders agree to
take all necessary or desirable action within their control (whether in such person's capacity as a shareholder, director, member of a committee of the board of directors or otherwise) to assure that the Board shall consist of not less than eight (8) nor more than ten (10) members, unless such change is approved by a majority of the Designated Directors.

     7. Legend on Stock Certificates. Each certificate representing shares of capital stock held by any Stockholder shall bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 13, 1996 AMONG INTERNATIONAL MANUFACTURING SERVICES, INC. (THE "COMPANY") AND CERTAIN HOLDERS OF SHARES OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY."

                  Promptly following execution of this Agreement, each Stockholder will tender to the Company all certificates representing capital stock of the Company that are outstanding at the time of execution of this Agreement for inscription of the legend required by this Section 7.

                  8. Duration of Agreement. The rights and obligations of the parties under Sections 1 through 10 of this Agreement shall terminate as to (i) all Stockholders and the Company upon the earliest to occur of (x) the consummation of a Qualifying Public Offering, or (y) June 13, 2006 and (ii) as to each Stockholder at such time as such Stockholder holds less than 25,000 shares of Common Stock (treating Preferred Stock as if converted and as adjusted for stock splits, recapitalizations, stock dividends and reorganizations); provided that, Maxtor's Board Seat Right under Section 6 of this Agreement shall terminate only in accordance with such Section 6.

               9. Representations and Warranties. Each Stockholder represents and warrants, severally and not jointly, to the Company as follows:

                    (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of his or its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Stockholder.

                    (b) This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

                    (c) The Shares of Common Stock and Preferred Stock listed on
Schedule I hereto opposite the name of each Stockholder constitute all the shares of Common Stock and Preferred Stock of the Company owned by such Stockholder or which such Stockholder has the right to acquire, such shares of Preferred Stock and Common Stock are owned by such Stockholder free and clear of any security interest, pledge, lien, claim, encumbrance or interest whatsoever and may be voted by such Stockholder at his, her or its discretion without hindrance of any person, and such Stockholder does not have any right or obligation to acquire any additional shares of the capital stock of the Company except as set forth in this Agreement or on Schedule I to this Agreement.

                  10. Benefits of Agreement; Transfer of Securities. This Agreement is designed to benefit the Company, the Stockholders and any person acquiring Common Stock or Preferred Stock from the Stockholders. Any person who acquires Common Stock or Preferred Stock from a Stockholder shall become a signatory to this Agreement, and each Stockholder agrees that it shall not transfer its shares of Common Stock or Preferred Stock unless it provides a written assurance to the Company and the other Stockholders stating that the transferee agrees to be bound by the provisions of this Agreement. Any Stockholder proposing to transfer any Common Stock or Preferred Stock shall notify the Company of the facts of the proposed transfer at least fifteen (15) Business Days (or such shorter time as may be required under Section 2 or 3 of this Agreement) prior to the consummation of such proposed transfer and furnish the Company, if requested, with an opinion of counsel reasonably satisfactory to the Company (it being agreed that the opinion of Kirkland & Ellis or Gray Cary Ware & Freidenrich shall be satisfactory) to the effect that such proposed transfer may be effected without registration under the Securities Act of 1933, as amended.

              11.      Registration Rights.

                       11.1     Demand Registrations.

                    (a) Requests for Registration. (i) Subject to paragraphs 11.1(b) and 11.1(e) below, Maxtor may request at any time after the date hereof registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of its Registrable Securities on Form S-1 or any similar long-form registration (a "Maxtor Long-Form Registration"), and to the extent available registration under the Securities Act of all or part of its Registrable Securities on Form S-2 or S-3 or any similar short-form registration (a "Maxtor Short-Form Registration"), provided that no requests may be made prior to the first anniversary of the date hereof. Each request for a Maxtor Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this paragraph 11.1(a)(i) are referred to herein as "Maxtor Demand Registrations".

                         (ii) Subject to paragraphs 11.1(b) and 11.1(e) below,
the holders of at least 50% of the Registrable Securities (other than Maxtor) may request at any time after the date hereof registration under the Securities Act, of all or part of their Registrable Securities on Form S-1 or any similar long-form registration (an "Other Long-Form Registration"), and the holders of at least 50% of the Registrable Securities (other than Maxtor) may request registration under the Securities Act of all or part of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration (an "Other Short-Form Registration") if available. Each request for an Other Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this paragraph 11.1(a)(ii) are referred to herein as "Other Demand Registrations".

                         (b) Long-Form Registrations. (i) Subject to paragraph
11.1(a)(i), Maxtor will be entitled at any time after the date hereof to request Maxtor Long-Form Registrations in which (subject to Section 11.5(b)) the Company will pay all Registration Expenses ("Company-paid Long-Form Registrations"); provided that Maxtor may not request more than two (2) Maxtor Long-Form Registrations (each a "Maxtor Company-paid Long-Form Registration"), and provided that no requests may be made prior to the first anniversary of the date hereof. A registration will not count as one of the permitted Maxtor Company-paid Long-Form Registrations until it has become effective, and no Company-paid Long-Form Registration will count as one of the permitted Maxtor Long-Form Registrations unless Maxtor is able to register and sell at least 85% of its Registrable Securities requested to be included in such registration; provided that in any event the Company will pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective.

                         (ii) Subject to paragraph 11.1(a)(ii), the holders of
Registrable Securities will be entitled at any time to request Other Long-Form Registrations in which (subject to Section 11.5(b)) the Company will pay all Registration Expenses ("Company-paid Long- Form Registrations"); provided that the holders of Registrable Securities may not request more than four (4) Other Long-Form Registrations (each an "Other Company-paid Long-Form Registration"). A registration will not count as one of the permitted Other Company-paid Long-Form Registrations until it has become effective, and no Company-paid Long-Form Registration will count as one of the permitted Other Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 85% of the Registrable Securities requested to be included in such registration; provided that in any event the Company will pay all Registration Expenses in connection with any registration initiated as an Other Company-paid Long-Form Registration whether or not it has become effective.

                    (c) Short-Form Registrations. (i) In addition to the Maxtor Long-Form Registrations provided pursuant to paragraph 11.1(b)(i), Maxtor will be entitled to request any number of Short-Form Registrations in which the Company will pay all Registration Expenses. Maxtor Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, the Company will use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. Maxtor agrees that it will not request a Maxtor Long-Form Registration when the Company is eligible to use a Short-Form Registration; provided that the Company agrees to include in the prospectus included in any Short-Form Registration Statement, such material describing the Company and intended to facilitate the sale of securities being so registered as is reasonably requested for inclusion therein by any of the shareholders selling securities pursuant to such registration statement, whether or not the form used for such registration statement requires the inclusion of such information.

                         (ii) In addition to the Other Long-Form Registrations
provided pursuant to paragraph 11.1(b)(ii), the holders of Registrable Securities will be entitled to request any number of Short-Form Registrations in which the Company will pay all Registration Expenses. Other Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, the Company will use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. The holders of Registrable Securities agree that they will not request an Other Long-Form Registration when the Company is eligible to use a Short-Form Registration; provided that the Company agrees to include in the prospectus included in any Short-Form Registration Statement, such material describing the Company and intended to facilitate the sale of securities being so registered as is reasonably requested for inclusion therein by any of the shareholders selling securities pursuant to such registration statement, whether or not the form used for such registration statement requires the inclusion of such information.

          (d) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least 50.1% of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration by Maxtor,
(ii) second, the Registrable Securities requested to be included in such registration by the holders of Registrable Securities (other than Maxtor), allocated pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each holder of Registrable Securities participating in such offering (without regard to Maxtor), and (iii) third, other securities requested to be included in such registration.

          (e) Restrictions on Long-Form Registrations and Demand Registrations. The Company will not be obligated to effect any Demand Long-Form Registration during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. The Company will not be obligated to effect a Demand Long-Form Registration within one year after the consummation of the Recapitalization Agreement. The Company will not be obligated to effect any Demand Long-Form Registration within six (6) months after the effective date of a previous Long-Form Registration. The Company may postpone for up to six (6) months the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of at least 50.1% of the Registrable Securities agree that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay all Registration Expenses in connection with such registration.

          (f) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of Maxtor and the holders of at least 50.1% of the Registrable Securities; provided that the Company may grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are subordinate to the rights of

Maxtor and the other holders of Registrable Securities with respect to such Piggyback Registrations; and (ii) request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of shares owned by each such holder.

                11.2     Piggyback Registrations.

                         (a) Right to Piggyback. Whenever the Company proposes
to register any of its securities under the Securities Act (other than pursuant to (i) a Demand Registration, (ii) a registration in connection with shares issued by the Company in connection with the acquisition of any company or companies or other entity or assets or (iii) a registration solely of shares that have been or may be issued pursuant to the Company's employee benefit plans) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                         (b) Piggyback Expenses. Subject to Section 11.5(b), the
Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

                         (c) Priority on Primary Registrations. If a Piggyback
Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by Maxtor, (iii) third, the Registrable Securities requested to be included in such registration by the other holders of Registrable Securities, allocated pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each holder of Registrable Securities participating in such offering (without regard to Maxtor), and (iv) fourth, other securities requested to be included in such registration; provided that in any event (except an initial public offering) the holders of Registrable Securities shall be entitled to register at least 20% of the securities to be included in any such registration.

                         (d) Priority on Secondary Registrations. If a Piggyback
Regis tration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration by Maxtor, (ii) second, the Registrable Securities requested to be included in such registration by the other holders of Registrable Securities, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each holder of Registrable Securities participating in such offering (without regard to Maxtor), and (iii) third, other securities requested to be included in such registration.

                    (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 11.1 or pursuant to this paragraph 11.2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

            11.3     Holdback Agreements.

                    (a) Each holder of Registrable Securities agrees not to effect any sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the one hundred and eighty (180)-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                    (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the one hundred and twenty (120)-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 5% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

         11.4 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:

                         (a) prepare and file (in the case of a Demand
Registration not more than sixty (60) days after request therefor) with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that as far in advance as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement (and counsel selected by each of the Investor Stockholders and Maxtor), copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                         (b) prepare and file with the Securities and Exchange
Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred and eighty (180) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                         (c) furnish to each seller of Registrable Securities
such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                         (d) use its best efforts to register or qualify such
Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                         (e) notify each seller of such Registrable Securities,
at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                         (f) cause all such Registrable Securities to be listed
on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the National Association of Securities Dealers automated quotation system;

                         (g) provide a transfer agent and registrar for all such
Registrable Securities not later than the effective date of such registration statement;

                         (h) enter into such customary agreements (including
underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                         (i) make available for inspection by any seller of
Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                         (j) otherwise use its best efforts to comply with all
applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                         (k) permit any holder of Registrable Securities, which
holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

                         (l) in the event of the issuance of any stop order
suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, promptly notify the holders of Registrable Securities and use its reasonable best efforts promptly to obtain the withdrawal of such order; and

                         (m) obtain a cold comfort letter from the Company's
independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request.

                11.5     Registration Expenses.

                         (a) All expenses incident to the Company's performance
of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the National Association of Securities Dealers automated quotation system. The Company shall not be required to pay an underwriting discount with respect to any shares being sold by any party other than the Company in connection with an underwritten public offering of any of the Company's securities pursuant to this Agreement.

                         (b) In connection with each registration of equity
securities by the Company (including any Company-paid Long-Form Registration, Short-Form Registration and Piggyback Registration), the Company will reimburse each of the Investor Stockholders and Maxtor for the reasonable fees and expenses (including the fees and expenses of two separate counsel, one chosen by the Investor Stockholders and one chosen by Maxtor) incurred by such Investor Stockholders and Maxtor in connection with such registration.

                11.6     Indemnification.

                         (a) The Company agrees to indemnify, to the full extent
permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                         (b) In connection with any registration statement in
which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder for use in such registration statement or prospectus; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                         (c) Any Person entitled to indemnification hereunder
will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                         (d) The indemnification provided for under this
Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

          11.7 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements

          11.8 Selection of Underwriter. The underwriter for any registration hereunder shall be selected by the Company, in its sole discretion, and no Person requesting registration hereunder shall have any rights with respect to the selection of such underwriter.

          11.9 Registration Rights in Subsidiaries. In the event any of the Company's subsidiaries issue equity securities to the Investor Stockholders and provide registration rights to such Persons, the Company will cause such subsidiary to extend equivalent rights to Maxtor.

     12. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the State of New York or the City of New York.

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

     "Registrable Securities" means (i) any Initial Shares which are shares of Common Stock (and any shares of Common Stock issuable upon conversion of Initial Shares which are Preferred Shares) (whether held by a Stockholder or any permitted successor or assignee of a Stockholder), (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (iii) Common Stock issuable upon the exercise of the Maxtor Warrant (as defined in the Redemption Agreement) and (iv) any other shares of Common Stock held by Persons holding securities described in clauses (i) and (ii) above. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or are permitted to be sold to the public through a broker, dealer or market maker in compliance with Rule 144 (other than pursuant to the provisions of Rule 144(k)) under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     "Registration Expenses" has the meaning set forth in Section 11.5(a) hereof.

                  "Sale of the Company" means the sale of the Company pursuant to which any Third Party or Parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "Third Party" means a Person which is not an Affiliate of another Person.

                  13. Notices. Except as otherwise expressly provided herein, any and all notices, designations, consents, offers, acceptances or other communications provided for herein shall be given in writing and shall be hand delivered, mailed by first class registered or certified mail, postage prepaid, sent by a nationally recognized overnight courier service or transmitted via telecopier as follows:

           If to the Company or the Management Stockholders:

                             International Manufacturing Services, Inc.
                             211 River Oaks Parkway
                             San Jose, California  95134
                             Telecopy:  (408) 432-4337
                             Attention:  President

           with a copy to:

                             Wilson Sonsini Goodrich & Rosati
                             650 Page Mill Road
                             Palo Alto, California 94304-1050
                             Telecopy:  (415) 493-6811
                             Attention:  Jeffrey Saper, Esq.

           If to PPEI:

                             Prudential Private Equity Investors, III, L.P. 717 Fifth Avenue, Suite 1100
                             New York, New York  10022
                             Telecopy:  (212) 826-6798
                             Attention:  Mark Rossi, President
                                         John A. Downer, Vice President
                  with a copy to:

                                    Kirkland & Ellis
                                    153 East 53rd Street
                                    New York, New York  10022
                                    Telecopy:  (212) 446-4900
                                    Attention:  Frederick Tanne, Esq.

                  If to Oak:

                                    Oak Investment Partners
                                    525 University Avenue, Suite 1300
                                    Palo Alto, California  94301
                                    Telecopy:  (415) 328-6345
                                    Attention:  Fredric Harman, General Partner

                  If to Maxtor:

                                    Maxtor Corporation
                                    2190 Miller Drive
                                    Longmont, Colorado  80501-6744
                                    Telecopy:  (303) 678-3111
                                    Attention:  General Counsel

                  with a copy to:

                                    Gray Cary Ware & Freidenrich
                                    400 Hamilton Avenue
                                    Palo Alto, California  94301
                                    Telecopy:  (415) 327-3699
                                    Attention:  Diane Holt Frankle, Esq.


Notice shall be deemed given, for all purposes, when hand delivered, deposited in the United States mail as registered or certified mail, postage prepaid, in which event the third day following the date of postmark on the receipt of such registered or certified mail shall conclusively be deemed the date of giving of such notice, on the first Business Day following collection by the courier service, fees prepaid, or when acknowledged by the receiving telecopier. Notice shall be given to any of the Management Stockholders at the address given for such Management Stockholder on Schedule I hereto.

     14. No Inconsistent Agreements. The Company has not granted any registration rights to any other Person. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  15. Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  16. Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  17. Amendment of Agreement. This Agreement may be amended, modified or revoked in whole or in part, but only by a written instrument that specifically refers to this Agreement and expressly states that it constitutes an amendment, modification or revocation hereof, as the case may be, and only if such written instrument has been signed by the Company, each of the Stockholders and the holders of at least 66.67% of the Registrable Securities.

                  18. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the permitted respective successors and assigns of the parties hereto whether so expressed or not. The parties expressly agree that each of Maxtor, PPEI and Oak and any of their respective successors and assigns shall have the right to assign its rights and obligations hereunder to any transferee of Registrable Securities who, immediately following such transfer, holds at least 500,000 Initial Shares (as such number of shares may be adjusted for any stock split, stock dividend or other transaction affecting the outstanding shares of the Preferred Stock or the Common Stock (including adjustment pursuant to the antidilution provisions of the Articles)).

                  19. Interpretation of Agreement; Severability. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from the Agreement and the remaining provisions carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Agreement.

                    20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS (AND NOT THE CONFLICTS LAW) OF THE STATE OF DELAWARE.

                    21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

                    22. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements.


                                    * * * * *

                                  [END OF PAGE]
                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                  INTERNATIONAL MANUFACTURING
                                  SERVICES, INC.


                                  By:
                                     -------------------------------
                                     Name:
                                     Title:


                                  PRUDENTIAL PRIVATE EQUITY INVESTORS
                                  III, L.P.

                                  By:      Prudential Equity Investors, Inc.,
                                           General Partner


                                  By:
                                     -------------------------------
                                     Name:
                                     Title:


                                  OAK INVESTMENT PARTNERS VI, L.P.



                                  By:
                                     -------------------------------
                                     Name:
                                     Title:   General Partner


                                  OAK VI AFFILIATES FUND, L.P.



                                  By:
                                     -------------------------------
                                     Name:
                                     Title:   General Partner



                   [SIGNATURE PAGES TO STOCKHOLDERS AGREEMENT]

                                  MAXTOR CORPORATION



                                  By:
                                      ------------------------------
                                      Name:
                                      Title:


                   [SIGNATURE PAGES TO STOCKHOLDERS AGREEMENT]

                              INVESTOR STOCKHOLDERS

                              BRINSON VENTURE CAPITAL FUND III, L.P.

                              By:      Brinson Partners, Inc., general partner


                              By:
                                 ----------------------------------
                                 Name:
                                 Title:

                              BRINSON TRUST COMPANY,
                              as Trustee of the Brinson MAP Venture Capital Fund III


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:



                              -----------------------------------
                              William Allmon
                              (individually)



                              -----------------------------------
                              Dixon Doll
                              (individually)


                              -----------------------------------
                              Larry Smart
                              (individually)


                              -----------------------------------
                              Daniel Winnike
                               individually)



                   [SIGNATURE PAGES TO STOCKHOLDERS AGREEMENT]

                              -----------------------------------
                              Jeffrey Saper
                              (individually)



                              WILSON SONSINI GOODRICH & ROSATI


                              By:
                                 ----------------------------
                                 Name:
                                 Title: general partner



                   [SIGNATURE PAGES TO STOCKHOLDERS AGREEMENT]

                             MANAGEMENT STOCKHOLDERS:


                             -----------------------------------
                             Robert G. Behlman
                             (individually)


                             -----------------------------------
                             Nate Kawai
                             (individually)


                             -----------------------------------
                             N.K. Quek
                             (individually)


                             -----------------------------------
                             Anthony Pham
                             (individually)


                             -----------------------------------
                             Iris Grable
                             (individually)


                             -----------------------------------
                             Julie Mahowold
                             (individually)



                   [SIGNATURE PAGES TO STOCKHOLDERS AGREEMENT]